JOINDER NO. 1 TO GUARANTY AND SECURITY AGREEMENT

Joinder No. 1 (this “Joinder”), dated as of March 30, 2012, to the Guaranty and Security Agreement, dated as of October 7, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”), by and among certain Guarantors and Grantors and WELLS FARGO GAMING CAPITAL, LLC, a Delaware limited liability company, in its capacity as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”).

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement dated as of October 7, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among NEVADA GOLD & CASINOS, INC., a Nevada corporation (“Parent”), NG WASHINGTON, LLC, a Washington limited liability company (“NGI”), NG WASHINGTON II, LLC, a Washington limited liability company (“NGII”), NG WASHINGTON III, LLC, a Washington limited liability company (“NGIII”, and together with NGI and NGII, each individually a “Borrower” and collectively, jointly and severally, “Borrowers”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and Agent, the Lender Group has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and Security Agreement or, if not defined therein, in the Credit Agreement, as may be amended and supplemented, and this Joinder shall be subject to the rules of construction set forth in Section 1(b) of the Guaranty and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis; and

WHEREAS, Guarantors and Grantors have entered into the Guaranty and Security Agreement in order to induce the Lender Group and the Bank Product Providers to make certain financial accommodations to Borrowers as provided for in the Credit Agreement, the other Loan Documents, and the Bank Product Agreements; and

WHEREAS, pursuant to Section 5.11 of the Credit Agreement and Section 26 of the Guaranty and Security Agreement, certain Subsidiaries of the Loan Parties, must execute and deliver certain Loan Documents, including the Guarantor and Security Agreement, and a joinder to the Guaranty and Security Agreement by the undersigned new Grantor (the “New Grantor”) and by the undersigned new Guarantor (the “New Guarantor”; New Guarantor and New Grantor are each hereinafter referred to as the “New Loan Party”) may be accomplished by the execution of this Joinder in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers; and

WHEREAS, New Loan Party (a) is a Subsidiary of a Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrowers by the Lender Group or the Bank Product Providers and (b) by becoming a Grantor and Guarantor will benefit from certain rights granted to the Grantors and Guarantors pursuant to the terms of the Loan Documents and the Bank Product Agreements;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Loan Party hereby agrees as follows:

1.          In accordance with Section 26 of the Guaranty and Security Agreement, New Loan Party, by its signature below, becomes a “Grantor” and “Guarantor” under the Guaranty and Security Agreement with the same force and effect as if originally named therein as a “Grantor” and “Guarantor” and New Loan Party hereby (a) agrees to all of the terms and provisions of the Guaranty and Security Agreement applicable to it as a “Grantor” or “Guarantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” or “Guarantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, (i) New Loan Party hereby jointly and severally unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guarantied Obligations, and (ii) New Loan Party unconditionally grants, assigns, and pledges to Agent, for the benefit of the Lender Group and the Bank Product Providers, to secure the Secured Obligations, a continuing security interest in and to all of such New Loan Party’s right, title and interest in and to the Grantor Collateral. Each reference to a “Grantor” or “Guarantor” in the Guaranty and Security Agreement shall be deemed to include New Loan Party. The Guaranty and Security Agreement is incorporated herein by reference.

2.          Schedule 1, “Commercial Tort Claims”, Schedule 2, “Copyrights”, Schedule 3, “Intellectual Property Licenses”, Schedule 4, “Patents”, Schedule 5, “Pledged Companies”, Schedule 6, “Trademarks”, Schedule 7, Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers, Schedule 8, “Owned Real Property”, Schedule 9, “Deposit Accounts and Securities Accounts”, Schedule 10, “Controlled Account Banks”, and Schedule 11, “List of Uniform Commercial Code Filing Jurisdictions”, attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, Schedule 8, Schedule 9, Schedule 10, and Schedule 11, respectively, to the Guaranty and Security Agreement and shall be deemed a part thereof for all purposes of the Guaranty and Security Agreement.

3.          New Loan Party authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Grantor Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Grantor Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. New Loan Party also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction in connection with the Loan Documents.

4.          New Loan Party represents and warrants to Agent, the Lender Group and the Bank Product Providers that this Joinder has been duly executed and delivered by New Loan Party and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.          Concurrent with the execution and delivery of this Joinder, Agent shall have received the following, each in form and substance reasonably satisfactory to Agent:

(a)          a certificate from the Secretary or manager of New Loan Party (i) attesting to the resolutions of New Loan Party’s board of directors or manager authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing specific officers of New Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of New Loan Party; and

(b)          copies of New Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or manager of New Loan Party and the appropriate officer of the jurisdiction of New Loan Party.

6.          New Loan Party acknowledges and agrees that it (a) will benefit by virtue of the financial accommodations extended to Borrowers by the Lender Group or the Bank Product Providers, and (b) will benefit from certain other rights granted to the Loan Parties pursuant to terms of the Loan Documents. Agent agrees that in consideration of New Loan Party entering into this Joinder and the other Loan Documents to which it is a party, Agent will waive 3 months of analysis fees for any Deposit Accounts or Securities Accounts established by NG South Dakota or New Loan Party at Wells Fargo Bank, N.A. during the term of the Credit Agreement. New Loan Party acknowledges and agrees that the consideration described in the foregoing two (2) sentences is good and valuable consideration for the agreements of New Loan Party set forth herein and the other Loan Documents.

7.          This Joinder is a Loan Document. This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder. Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder. Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

8.          The Guaranty and Security Agreement, as supplemented hereby, shall remain in full force and effect.

9.          THIS JOINDER SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 25 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Guaranty and Security Agreement to be executed and delivered as of the day and year first above written.

NEW GRANTOR:	A.g. trucano, son & grandsons, inc., a
South Dakota corporation

	By:	/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: President

NEW GUARANTOR:	A.g. trucano, son & grandsons, inc., a
South Dakota corporation

	By:	/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: President

AGENT:	Wells fargo gaming capital, llc, a
Delaware limited liability company

	By:	/s/ Everardo Gomez
Name: Everardo Gomez
Title: AVP